THE REGISTERED HOLDER OF THIS CLASS B WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS CLASS B WARRANT EXCEPT AS HEREIN PROVIDED.


Class B Warrant No._____                                  _____ Class B Warrants


                      CLASS B COMMON STOCK PURCHASE WARRANT

                   For the Purchase of Shares of Common Stock

                                       of

                        COOPER INTERNATIONAL GROUP, INC.

                            (a Delaware corporation)

1.      CLASS B WARRANT.

        THIS CERTIFIES THAT, in consideration of $______________ duly paid by or on behalf of _____________________ (the "Holder"), as registered owner of this Class B Common Stock Purchase Warrant (this "Class B Warrant"), to COOPER INTERNATIONAL GROUP, INC. (the "Company"), the Holder is entitled, at any time during the three year period (the "Exercise Period") commencing on the second anniversary of the closing of an initial public offering of securities of the Company (an "IPO"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to __________ shares of Common Stock, $.001 par value (the "Common Stock"), of the Company. This Class B Warrant shall be initially exercisable as to each share of Common Stock covered hereby at $1.00 per share (the "Exercise Price"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted in the manner provided herein, depending on the context.

        This Class B Warrant is one of the Class B Warrants being issued by the Company in connection with the Company's private placement to accredited investors (the "Private Placement") of units consisting of an aggregate of (i) 2,000,000 Class A Common Stock Purchase Warrants to purchase up to 2,000,000 shares of Common Stock and (ii) 250,000 Class B Warrants to purchase up to 250,000 shares of Common Stock.

2.      EXERCISE.

        In order to exercise this Class B Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company at its principal office as set forth in Section 8.4 hereof, during the Exercise Period, together with this Class B Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased. The Company shall issue a certificate or certificates evidencing the shares of Common Stock which are the subject of any such exercise as soon as practicable after its receipt of an exercise form. The Holder shall not have any rights whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Class B Warrant have been issued by the Company upon due exercise of this Class B Warrant by the Holder. If the rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the last day during the Exercise Period, this Class B Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3.      RESTRICTIONS ON TRANSFER; REGISTRATION OF TRANSFERS.

        3.1 RESTRICTIONS ON TRANSFER. The registered Holder of this Class B Warrant, by its acceptance hereof, agrees that prior to any proposed transfer of all or any part of this Class B Warrant or any securities purchased upon the exercise of this Class B Warrant, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), such holder will, if requested by the Company, deliver to the
Company:

        (i) an opinion of counsel reasonably satisfactory in form and substance to the Company that the Class B Warrant or the securities purchased upon the exercise of the Class B Warrant may be transferred without registration under the Act;

        (ii) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth below on the Class B Warrant or the securities to be received;

        (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the securities purchased upon exercise of the Class B Warrant; and

        (iv) an agreement by such transferee to be bound by the provisions of this Section 3 relating to the transfer of such Class B Warrant or the securities purchased upon exercise of such Class B Warrant.

        Each Class B Warrant holder agrees that each Class B Warrant and each certificate representing securities purchased upon exercise of this Class B Warrant shall bear legends as follows unless such securities have been registered under the Act:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

        "The securities represented by this certificate may not be publicly offered for sale, sold or otherwise transferred for a period commencing on June 21, 1996 and ending twenty four (24 months) following the closing of the initial public offering of Cooper International Group, Inc., without the prior approval of State Street Capital Markets Corp."

                           FOR GEORGIA RESIDENTS ONLY

        "These securities have been issued or sold in reliance on paragraph (13) of code Section 10-5-9 of the 'Georgia Securities Act of 1973,' and may not be sold or transferred except in a transaction which is exempt under such Act or pursuant to an effective registration under such Act".

        3.2 REGISTRATION OF TRANSFERS. In order to make any permitted transfer or assignment of this Class B Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Class B Warrant and payment of all transfer taxes, if any, payable in connection therewith. Upon receipt of such form and this Class B Warrant, the Company shall immediately transfer this Class B Warrant or any part thereof specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

4.      NEW CLASS B WARRANTS TO BE ISSUED.

        4.1 PARTIAL EXERCISE OR TRANSFER. Subject to the restrictions in Section 3 hereof, this Class B Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon delivery to the Company of this Class B Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay the Exercise Price and any required transfer tax, the Company shall promptly cause to be delivered to the Holder without charge a new Class B Warrant or new warrants of like tenor with this Class B Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or assignment.

        4.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Class B Warrant and of an indemnification by the Holder in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver to the Holder a new warrant of like tenor and date.

5.      ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

        5.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time during the Exercise Period subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        5.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of this Class B Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Class B Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        5.3 RECAPITALIZATION. For the purpose of this Class B Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

        5.4 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock) during the Exercise Period, the corporation formed by or resulting from such consolidation or merger shall execute and deliver to the Holder(s) a supplemental warrant providing that the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrants shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

        5.5 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

                (i) upon the issuance of the Class A and Class B Warrants (including shares of Common Stock issued upon exercise of those warrants) issued in connection with the Private Placement;

                (ii) upon the issuance of shares of Common Stock and warrants (including shares of Common Stock issued upon exercise of those warrants) issued in connection with an IPO;

                (iii) upon the issuance or sale of shares of Common Stock issuable upon the exercise of any stock options granted under any stock option plan of the Company; or

                (iv) if the amount of said adjustment shall be less than two cents ($.02) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share of Common Stock.

        5.6 REDEMPTION OF CLASS B WARRANTS. This Class B Warrant cannot be redeemed by the Company without the prior written consent of the Holder.

        Under certain circumstances, as more fully set forth in the Company's Confidential Term Sheet, dated April 29, 1996, as amended on May 28, 1996, TDA Industries, Inc., the Company's parent, has agreed to purchase this Class B Warrant from the Holder.

        5.7 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time during the Exercise Period prior to the exercise in full of this Class B Warrant declare a non-cash dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value other than cash, the Holder of this Class B Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Class B Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if the Class B Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 5.7.

        5.8 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Class B Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

6.      REGISTRATION RIGHTS.

        6.1 DEFINITIONS. As used in this Section 6, the following terms shall have the following respective meanings:

        (i) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

        (ii) "FORM S-1, FORM SB-1, FORM S-2, FORM SB-2 AND FORM S-3" shall mean Form S-1, Form SB-1, Form S-2, Form SB-2 or Form S-3, respectively, promulgated by the Commission or any substantially similar form then in effect.

        (iii) the terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act, and the declaration or ordering of the effectiveness of such Registration Statement.

        (iv) "REGISTRABLE SECURITIES" shall mean the Class B Warrants and the shares of Common Stock underlying the Class B Warrants (the "Class B Shares") and, if this Class B Warrant, or any part of this Class B Warrant is exercised, any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of the Class B Warrant Shares, so long as such securities are ineligible for sale under subparagraph (k) of Rule 144, PROVIDED, HOWEVER, Registrable Securities shall not include any securities that have been sold pursuant to Rule 144 or an effective registration statement.

        (v) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Section 6, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such Registration. Such expenses shall not include fees or disbursements of counsel to holders of Registrable Securities or Selling Expenses.

        (vi) "REGISTRATION STATEMENT" shall mean Form S-1, Form SB-1, Form S-2, Form SB-2 or Form S-3, whichever is applicable, including the prospectus included therein, all amendments and supplements thereto and all exhibits and material incorporated by reference therein.

        (vii) "RULE 144" shall mean Rule 144 promulgated by the Commission pursuant to the Act and any successor rule thereto or similar rule promulgated by the Commission.

        (viii) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

        6.2 DEMAND REGISTRATION RIGHTS. If at any time commencing two (2) years after the closing of the Company's IPO the Company shall be requested in writing by the holders of 51% or more of the Registrable Securities to effect the registration of Registrable Securities (a "Registration Request"), the Company shall send written notice of such Registration Request to the remaining holders of Registrable Securities, if any (the "Notification"), within ten days of the Company's receipt of the Registration Request. Unless a remaining holder of Registrable Securities shall deliver a written request for inclusion in the Registration Statement of a specified number of its Registrable Securities within ten days of the date of the Notification by the Company, the right of such remaining holder of Registrable Securities to participate in such Registration shall terminate. If any such remaining holder of Registrable Securities so notifies the Company within the period specified above of its desire to participate in the Registration, such Registrable Securities of such holder shall be included in the Registration. Upon the receipt by the Company of a Registration Request, the Company shall promptly use its best efforts to effect the Registration of the Registrable Securities that the Company has been requested to Register within sixty (60) days thereafter, or such longer period as may be agreed upon by the Company and the holders of Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any Registration except in accordance with the following provisions:

        (i) The Company shall not be obligated to file and cause to become effective more than one (1) registration statement in which Registrable Securities are Registered pursuant to this Section 6.2. If any Registration Statement filed by the Company pursuant to this Section 6.2 fails to be declared effective by the Commission or is subject to a stop-order by the Commission after being declared effective prior to the sale of all of the Registrable Securities included therein, such requested Registration shall not be counted for the purposes of the limitation contained in the preceding sentence.

        (ii) Notwithstanding the foregoing, the Company may include in any such Registration requested pursuant to this Section 6.2 any authorized but unissued shares of the Company's Common Stock (or authorized treasury shares) for sale by the Company or any issued and outstanding shares of the Company's Common Stock for sale by others; PROVIDED, HOWEVER, that the inclusion of such previously authorized but unissued shares of Common Stock by the Company or issued and outstanding shares of Common Stock by others in such Registration shall not prevent the holders of Registrable Securities from registering the entire number of Registrable Securities requested by it.

        (iii) The Company shall not be required to file a Registration Statement pursuant to this Section 6.2: (A) within three (3) months after any sale of Common Stock to an underwriter for resale for the account of the Company pursuant to an effective Registration Statement or (B) for 90 days after the Registration Request under this Section 6.2 if the Company is then engaged in negotiations regarding a material transaction which has not otherwise been publicly disclosed, or such shorter period ending on the date, whichever first occurs, that such transaction is publicly disclosed, abandoned or consummated, provided, however, that in either case, the Company is actively involved in good faith preparation of any such Registration Statement under this Section 6.2.

        (iv) The Company will file the Registration Statement on a form which permits the sale of the Registrable Securities in an underwritten public offering, utilizing a managing underwriter or underwriters selected by the Company which shall be reasonably acceptable to the holders of Registrable Securities requesting Registration (or a managing underwriter or underwriters recommended or selected by such holders of Registrable Securities and approved by the Company, which approval shall not be unreasonably withheld, conditioned, or delayed), and the Company will (x) enter into an underwriting agreement with customary terms and provisions as reasonably agreed to by the Company and the underwriter of the offering, which shall include such representations and warranties to the holders of the Registrable Securities and the underwriters as are customarily made by issuers to underwriters and selling shareholders, as the case may be, in underwritten public offerings; in connection with any underwritten offering, the Company shall, if requested by the managing underwriter or underwriters thereof, agree not to register or sell publicly any of the securities of the Company for a period beginning seven (7) days prior to the date the Company and the underwriter reasonably expect the Registration Statement to become effective, and for a period of up to 90 days after the effective date of the Registration Statement, provided that the holders of Registrable Securities also agree to such limitations; (y) furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder, or upon which such holder may rely, of an opinion of counsel to the Company and a "comfort" letter(s) signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountant's letter) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to the underwriters in underwritten public offerings of securities; and (z) in connection with any underwritten Registration utilizing Form S-3 or S-2 or any similar short form registration, if the underwriter, for marketing reasons, requests the inclusion in the Registration Statement of information which is not required under the Act to be included in a Registration Statement on the applicable form, the Company will provide such information for inclusion in the Registration Statement.

        6.3 PIGGYBACK REGISTRATION RIGHTS. (a) Commencing two (2) years after the closing of the Company's IPO, each time that the Company proposes to Register a public offering solely of any of its securities other than pursuant to a Registration Statement on Form S-4 or Form S-8 or similar or successor forms, the Company shall promptly give written notice of such proposed Registration to the holders of Registrable Securities, which shall offer the right to include any Registrable Securities in the proposed Registration.

        (b) The holders of Registrable Securities shall have twenty (20) days from the receipt of the notice referenced in Section 6.3 above (or such longer period as shall be set forth in such notice) to deliver to the Company a written request specifying the number of shares of Registrable Securities the holder intends to sell and such holder's intended plan of disposition. The giving of any such request by any holder of Registrable Securities shall not impose upon such holder any obligation to sell any of the Registrable Securities.

        (c) In the event that the proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 6.3 may specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares of common stock, if any, otherwise being sold through underwriters under such Registration.

        (d) Upon receipt of a written request pursuant to Section 6.3, the Company shall cause all such Registrable Securities to be included in such Registration Statement.

        (e) Notwithstanding the foregoing, if the managing underwriter of an underwritten public offering determines and advises the Company in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of common stock proposed to be included therein by holders of the Company's common stock other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the "Other Shares"), would interfere with the successful marketing of the securities proposed to be included in the underwritten public offering, then the number of such shares to be included in such underwritten public offering shall be reduced, and such shares shall be excluded from such underwritten public offering in a number deemed necessary by such managing underwriter, based upon and subject to a pro rata reduction of the number of Registrable Securities and Other Shares each holder of any of such securities proposed to include therein.

        (f) In connection with any underwritten offering by the Company, each of the holders of Registrable Securities shall, if requested by the managing underwriter or underwriters thereof, agree not to sell publicly any of the Registrable Securities owned by them other than pursuant to such underwritten offering for a period beginning 7 days prior to the date the Company and the underwriter reasonably expect the Registration Statement to become effective, and for a period of up to 90 days after the effective date of the Registration Statement, provided that the Company's officers, directors, principal stockholders and other affiliates (as such term is defined in the Act) also agree to such limitations.

        6.4 REGISTRATION PROCEDURE. If and whenever the Company is under an obligation pursuant to the provisions of this Section 6 to use its best efforts to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

        (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, using, if available to the Company for the sale of the Registrable Securities, Form S-3, which Registration Statement complies with all requirements of the Act and use its best efforts to cause such Registration Statement to become and remain effective in accordance with Section 6.4(ii) hereof, keeping the holders of Registrable Securities advised as to the initiation, progress and completion of the Registration;

        (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective; provided, however, that in connection with any proposed Registration intended to permit an offering of any Registrable Securities from time to time (i.e., a so called "Shelf Registration"), the Company shall not be obligated to cause any such Registration to remain effective for more than twelve (12) months from the effective date thereof and to comply with all applicable provisions of the Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement; prior to filing any Registration Statement relating to or including the Registrable Securities or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the

Registration Statement, the Company will furnish the holders and any underwriters involved in the sale of the Registrable Securities copies of all such documents proposed to be filed which will be subject to the reasonable prior review and comment of the holders and such underwriters;

        (iii) furnish such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the holders of the Registrable Securities may reasonably request, in order to facilitate the public sale or other disposition of such Registrable Securities;

        (iv) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the holders of the Registrable Securities shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable the holders thereof to consummate the public sale or other disposition thereof in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required to consent to general service of process or qualify to do business as a foreign corporation where it would not be otherwise required to consent or qualify;

        (v) at any time or when a prospectus covered by such Registration Statement is required to be delivered under the Act, notify the holders of the Registrable Securities of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the holders of the Registrable Securities, prepare, file and furnish a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing;

        (vi) provide a transfer agent for the Common Stock no later than the effective date of the Registration of any Registrable Securities;

        (vii) use its best efforts to comply with all applicable rules and regulations of the Commission;

        (viii) use its best efforts to cause all the Registrable Securities either (A) to be listed on a national securities exchange (if the Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of the Registrable Securities is then permitted under the rules of such exchange, or (B) to secure designation of all the Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, (C) to secure listing on the Nasdaq SmallCap Market for the Registrable Securities; and

        (x) use its best efforts, if requested by counsel to the underwriters, to help in obtaining all necessary approval of underwriters' compensation terms from the National Association of Securities Dealers, Inc. in connection with such offering.

        6.5 EXPENSES. The Company shall pay all Registration Expenses incurred by the Company in complying with this Section 6; PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by a Registration effected pursuant to this Section 6 hereof shall be borne by the seller thereof in proportion to the number of Registrable Securities sold by the seller thereof.

        6.6 INFORMATION FURNISHED BY AND REPRESENTATIONS OF HOLDERS. It shall be a condition precedent to the Company's obligations to the holders of the Registrable Securities pursuant to this Section 6 that they furnish to the Company in writing such information regarding themselves and the distribution proposed by them as the Company may reasonably request. Additionally, in connection with a Registration under this Section 6, the holders of Registrable Securities represent and warrant to the Company that such holders will use their best efforts to comply with all applicable rules and regulations of the Commission and will make such representations and warranties to the Company and the underwriters, in each case, as are customarily made by selling shareholders to issuers and underwriters, as the case may be, in underwritten public offerings.

        6.7 THE COMPANY'S INDEMNIFICATION OF HOLDERS. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of the Registrable Securities, each of its officers, directors and partners, and each person controlling the holder of the Registrable Securities (within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and each underwriter thereof, if any, and each of its officers, directors, partners, and each person who controls such underwriter (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act), against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or the Exchange Act applicable to the Company and relating to actions or inactions required of the Company in connection with any such Registration; and the Company will reimburse the holder of the Registrable Securities, each such underwriter, each of their officers, directors and partners and each person who controls any such holder of Registrable Securities or underwriter, for all legal and all other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity contained in this
Section 6.7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld, conditioned or delayed); and PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon information furnished in writing to the Company by the holder of Registrable Securities.

        6.8 HOLDERS' INDEMNIFICATION OF THE COMPANY. Each holder of Registrable Securities participating in any Registration shall indemnify and hold harmless , to the fullest extent permitted by law, the Company, each of its directors and officers, each underwriter, if any, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the holder of any rule or regulation promulgated under the Act or the Exchange Act applicable to the holder and relating to actions or inactions required of such holder in connection with the Registration of the Registrable Securities pursuant to such Registration Statement; and will reimburse the Company and such directors, officers, partners, persons, underwriters and controlling persons for all legal and all other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; such indemnification and reimbursement shall be to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the holder and stated to be specifically for use in connection with the offering of Registrable Securities.

        6.9 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, promptly notify the indemnifying party in writing of the commencement thereof and generally summarize such action (but the omission of such notice shall not relieve the indemnifying party from liability except to the extent that the indemnifying party is actually prejudiced by such failure to receive the notice). The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the parties entitled to indemnification shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties, which counsel shall be designated in writing by the holders of a majority of the Registrable Securities).

        6.10 CONTRIBUTION. If the indemnification provided for in this Section 6 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6.10 were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 6.10. No person guilty of fraudulent misrepresentation within the meaning of the Act in connection with a Registration under this Section 6 shall be entitled to contribution or indemnification from any person that is not guilty of such fraudulent misrepresentation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim arising in connection with a Registration under this Section 6.

7. RESERVATION. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Class B Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Class B Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities, properties and rights issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

8.      CERTAIN NOTICE REQUIREMENTS.

        8.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter. The Holder shall not have any right whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of the Class B Warrant have been issued by the Company upon due exercise of this Class B Warrant by the Holder. If, however, at any time prior to the expiration of the Class B Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen
(15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

        8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall declare a record date to calculate the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, as set forth in Section 5.7, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed or (iv) a merger or consolidation pursuant to Section 5.4 hereof.

        8.3 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Treasurer.

        8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Class B Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier or by registered or certified mail, return receipt requested, addressed as set forth below:

                (i) If to the registered Holder of this Class B Warrant, to:

                     with a copy to:

                     Robert L. Blessey, Esq.
                     51 Lyon Ridge Road
                     Katonah, New York  10536

                (ii) if to the Company, to:

                     Cooper International Group, Inc.
                     122 East 42nd Street, Suite 1116
                     New York, New York 10168
                     Attention: Douglas P. Fields

                     with a copy to:

                     Parker Chapin Flattau & Klimpl, LLP
                     1211 Avenue of the Americas
                     New York, New York 10036
                     Attention: Henry I. Rothman, Esq.

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 8.4.

9.      MISCELLANEOUS.

        9.1 AMENDMENTS. All material modifications or amendments to this Class B Warrant shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

        9.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Class B Warrant.

        9.3 ENTIRE AGREEMENT. This Class B Warrant (together with the other agreements and documents heretofore or hereinafter delivered pursuant to or in connection with this Class B Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

        9.4 BINDING EFFECT. This Class B Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Class B Warrant or any provisions herein contained.

        9.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Class B Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof. Any action, proceeding or claim against the Company or the Holder arising out of, or relating in any way to this Class B Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Holder and the Company waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Holder and the Company waive their right to trial by jury.

        9.6 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Class B Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Class B Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Class B Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Class B Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

        9.7 SEVERABILITY. In the event that any provision of this Class B Warrant shall be determined to be illegal or unenforceable, the remaining provisions of this Class B Warrant shall remain binding and in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Class B Warrant to be signed by its duly authorized officer on the 21st day of June, 1996.


                                       COOPER INTERNATIONAL GROUP, INC.



                                       By:______________________________
                                           Douglas P. Fields
                                           President and Chief Executive Officer

Agreed to and Accepted
on this ______ day of June, 1996


By:_____________________________

Print Name:_______________________

Form to be used to exercise Class B Warrant:

COOPER INTERNATIONAL GROUP, INC.
122 East 42nd Street, Suite 1116
New York, New York 10168

Date: ________________, 19__

        The Undersigned hereby elects irrevocably to exercise the within Class B Warrant and to purchase __________ shares of Common Stock of Cooper International Group, Inc. and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Class B Warrant is exercised in accordance with the instructions given below.



                                      ______________________________________
                                      Signature


                                      ______________________________________
                                      Signature Guaranteed

                                      Print Name, Address and Social Security or
                                      Taxpayer Identification Number:

                                      ______________________________________

                                      ______________________________________

                                      ______________________________________

                                      ______________________________________





                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name     _______________________________________________________________________
                            (Print in Block Letters)

Address  _______________________________________________________________________

        NOTICE: The signature to this form must correspond with the name as written upon the face of the within Class B Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Class B Warrant:

                                   ASSIGNMENT

        (To be executed by the registered Holder to effect a transfer of all or part of the within Class B Warrant):

        FOR VALUE RECEIVED,  ________________________________  does hereby sell, assign and transfer unto __________________________ the right to purchase ____________ shares of Common Stock of Cooper International Group, Inc. (the "Company") evidenced by the within Class B Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:__________________, 199_


                                      ______________________________________
                                      Signature


                                      ______________________________________
                                      Signature Guaranteed


        NOTICE: The signature to this form must correspond with the name as written upon the face of the within Class B Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.